Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Second Quarter 2024 Results

WESTFORD, Mass., July 30, 2024 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended June 29, 2024.

Second Quarter Financial Highlights
•Revenue increased 12% to a record $275 million
•Gross margin was 44.4%
•Operating cash flow increased 25% to $28 million
•Free cash flow increased 69% to $23 million
•Net income increased 5% to $31 million
•GAAP EPS increased 5% to $2.66
•Adjusted EPS increased 11% to a record $2.81
•Adjusted EBITDA was a record $62 million and represented a record 22.5% of revenue
•Bookings increased 17% to $252 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Free cash flow, adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had another well-executed quarter with record revenue, record adjusted EBITDA, and record adjusted EPS performance,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Record aftermarket demand combined with strong capital business helped to deliver these outstanding results.

“The acquisitions we made in the first half of the year are progressing well and contributed to our record revenue performance. Solid execution on our strategic growth initiatives continue to create value for our stakeholders.”

Second Quarter 2024 Compared to 2023
Revenue increased 12 percent to a record $274.8 million compared to $245.1 million in 2023. Organic revenue increased two percent, which excludes an 11 percent increase from acquisitions and a one percent decrease from the unfavorable effect of foreign currency translation. Gross margin was 44.4 percent compared to 43.5 percent in 2023.

Net income was $31.3 million, increasing five percent compared to $29.7 million in 2023. GAAP EPS increased five percent to $2.66 compared to $2.54 in 2023. Adjusted EPS increased 11 percent to a record $2.81 compared to $2.54 in 2023. Adjusted EPS in 2024 excludes $0.15 of acquisition-related costs. Adjusted EBITDA increased 20 percent to a record $61.8 million and represented a record 22.5 percent of revenue compared to $51.6 million and 21.0 percent of revenue in the prior year. Operating cash flow increased 25 percent to $28.1 million compared to $22.5 million in 2023. Free cash flow increased 69 percent to $23.1 million compared to $13.7 million in 2023.

Bookings increased 17 percent to $251.7 million compared to $215.2 million in 2023. Organic bookings increased five percent, which excludes a 13 percent increase from acquisitions and a one percent decrease from the unfavorable effect of foreign currency translation.

Kadant Reports Second Quarter 2024 Results
July 30, 2024

Summary and Outlook
“With our excellent start to the year and ability to generate strong cash flows, we are well positioned to capitalize on new opportunities that may emerge in the second half of 2024,” Mr. Powell continued. “We expect industrial demand in the second half of the year to be similar to the first half of the year, despite persistent economic headwinds in certain regions. We are raising the low end of our revenue and adjusted EPS guidance for the full year and now expect revenue of $1.045 to $1.065 billion in 2024, revised from our previous guidance of $1.040 to $1.065 billion. Our adjusted EPS guidance for 2024 is now $9.80 to $10.05, revised from our previous guidance of $9.75 to $10.05. The 2024 adjusted EPS guidance excludes $0.60 of acquisition-related costs, revised from $0.36 of acquisition-related costs in our previous guidance. We now expect GAAP EPS of $9.20 to $9.45 in 2024, revised from our previous GAAP EPS guidance of $9.39 to $9.69. For the third quarter of 2024, we expect revenue of $257 to $269 million, GAAP EPS of $2.27 to $2.39 and, after excluding $0.09 of acquisition-related costs, adjusted EPS of $2.36 to $2.48.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, July 31, 2024, at 11:00 a.m. eastern time to discuss its second quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BIfd544c536d9c418a8c1e7e97c303a5ef or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through August 30, 2024.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the second quarter of 2024 included $27.4 million from acquisitions and an unfavorable foreign currency translation effect of $2.3 million compared to the second quarter of 2023. Revenue in the first six months of 2024 included $51.8 million from acquisitions and an unfavorable foreign currency translation effect of $1.5 million compared to the first six months of 2023. Our other non-GAAP financial measures exclude amortization expense related to acquired profit in inventory and backlog, acquisition costs, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the
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Kadant Reports Second Quarter 2024 Results
July 30, 2024

performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $1.2 million in 2024.
•Pre-tax acquisition costs of $0.9 million in 2024.
•Pre-tax indemnification asset provision of $0.1 million in 2024 and pre-tax indemnification asset reversal of $0.2 million in 2023.
•Pre-tax relocation costs of $0.1 million in 2023.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $0.9 million ($1.2 million net of tax of $0.3 million) in 2024.
•After-tax acquisition costs of $0.8 million ($0.9 million net of tax of $0.1 million) in 2024.
•After-tax relocation costs of $0.1 million in 2023.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $5.0 million in 2024 and $8.8 million in 2023.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $4.4 million in 2024.
•Pre-tax acquisition costs of $2.1 million in 2024.
•Pre-tax indemnification asset reversals of $0.2 million in 2023.
•Pre-tax relocation costs of $0.1 million in 2023.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $3.3 million ($4.4 million net of tax of $1.1 million) in 2024.
•After-tax acquisition costs of $1.7 million ($2.1 million net of tax of $0.4 million) in 2024.
•After-tax relocation costs of $0.1 million in 2023.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $11.2 million in 2024 and $13.2 million in 2023.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports Second Quarter 2024 Results
July 30, 2024

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Revenue	$274,765	$245,053	$523,740	$474,811
Costs and Operating Expenses:
Cost of revenue	152,878	138,503	290,891	266,215
Selling, general, and administrative expenses	70,004	59,990	140,309	118,552
Research and development expenses	3,482	3,408	7,212	6,778
Other costs	—	74	—	74
	226,364	201,975	438,412	391,619
Operating Income	48,401	43,078	85,328	83,192
Interest Income	368	316	979	615
Interest Expense	(5,201)	(2,245)	(9,870)	(4,615)
Other Expense, Net	(2)	(21)	(32)	(42)
Income Before Provision for Income Taxes	43,566	41,128	76,405	79,150
Provision for Income Taxes	11,992	11,182	19,846	20,945
Net Income	31,574	29,946	56,559	58,205
Net Income Attributable to Noncontrolling Interests	(283)	(212)	(579)	(396)
Net Income Attributable to Kadant	$31,291	$29,734	$55,980	$57,809

Earnings per Share Attributable to Kadant:
Basic	$2.66	$2.54	$4.77	$4.94
Diluted	$2.66	$2.54	$4.76	$4.94

Weighted Average Shares:
Basic	11,743	11,704	11,734	11,693
Diluted	11,766	11,723	11,755	11,709

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	June 29, 2024	June 29, 2024	July 1, 2023	July 1, 2023
Net Income and Diluted EPS Attributable to Kadant, as Reported	$31,291	$2.66	$29,734	$2.54
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	929	0.08	—	—
Acquisition Costs	798	0.07	—	—
Other Costs	—	—	56	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$33,018	$2.81	$29,790	$2.54

	Six Months Ended		Six Months Ended
	June 29, 2024	June 29, 2024	July 1, 2023	July 1, 2023
Net Income and Diluted EPS Attributable to Kadant, as Reported	$55,980	$4.76	$57,809	$4.94
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	3,298	0.28	—	—
Acquisition Costs	1,728	0.15	—	—
Other Costs	—	—	56	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$61,006	$5.19	$57,865	$4.94
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Kadant Reports Second Quarter 2024 Results
July 30, 2024

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,b)
Revenue by Segment	June 29, 2024	July 1, 2023	Increase (Decrease)
Flow Control	$92,290	$95,729	$(3,439)	$(4,201)
Industrial Processing	114,753	89,967	24,786	11,407
Material Handling	67,722	59,357	8,365	(2,560)
	$274,765	$245,053	$29,712	$4,646

Percentage of Parts and Consumables Revenue	63%	62%

	Six Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (a,b)
	June 29, 2024	July 1, 2023
Flow Control	$178,972	$185,250	$(6,278)	$(7,774)
Industrial Processing	220,614	173,509	47,105	17,232
Material Handling	124,154	116,052	8,102	(10,786)
	$523,740	$474,811	$48,929	$(1,328)

Percentage of Parts and Consumables Revenue	66%	64%

	Three Months Ended		Increase	Increase Excluding Acquisitions and FX (b)
Bookings by Segment	June 29, 2024	July 1, 2023
Flow Control	$94,098	$88,301	$5,797	$4,343
Industrial Processing	96,714	79,291	17,423	4,171
Material Handling	60,910	47,635	13,275	2,683
	$251,722	$215,227	$36,495	$11,197

Percentage of Parts and Consumables Bookings	71%	69%

	Six Months Ended		Increase (Decrease)	Decrease Excluding Acquisitions and FX (b)
	June 29, 2024	July 1, 2023
Flow Control	$188,768	$192,857	$(4,089)	$(6,138)
Industrial Processing	186,591	175,565	11,026	(17,730)
Material Handling	124,793	121,324	3,469	(15,235)
	$500,152	$489,746	$10,406	$(39,103)

Percentage of Parts and Consumables Bookings	70%	64%

	Three Months Ended		Six Months Ended
Additional Segment Information	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Gross Margin:
Flow Control	53.0%	51.4%	53.4%	52.3%
Industrial Processing	41.3%	39.5%	41.5%	40.0%
Material Handling	37.8%	36.8%	36.8%	36.4%
Consolidated	44.4%	43.5%	44.5%	43.9%

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Kadant Reports Second Quarter 2024 Results
July 30, 2024

	Three Months Ended		Six Months Ended
Additional Segment Information (continued)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Operating Income:
Flow Control	$23,530	$25,821	$45,240	$50,010
Industrial Processing	24,092	16,978	44,091	32,945
Material Handling	11,188	10,374	16,729	19,661
Corporate	(10,409)	(10,095)	(20,732)	(19,424)
	$48,401	$43,078	$85,328	$83,192

Adjusted Operating Income (a,c):
Flow Control	$24,563	$25,821	$46,475	$50,010
Industrial Processing	24,443	17,052	46,237	33,019
Material Handling	11,902	10,551	19,790	19,838
Corporate	(10,409)	(10,095)	(20,732)	(19,424)
	$50,499	$43,329	$91,770	$83,443

Capital Expenditures:
Flow Control	$1,961	$1,290	$3,835	$2,694
Industrial Processing	1,851	6,129	4,734	8,708
Material Handling	1,157	1,358	2,663	1,820
Corporate	5	—	13	24
	$4,974	$8,777	$11,245	$13,246

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Operating Cash Flow	$28,066	$22,478	$50,897	$59,344
Capital Expenditures	(4,974)	(8,777)	(11,245)	(13,246)
Free Cash Flow (a)	$23,092	$13,701	$39,652	$46,098

Depreciation and Amortization Expense	$11,991	$8,237	$23,730	$16,683

Balance Sheet Data	June 29, 2024	December 30, 2023
Assets
Cash, Cash Equivalents, and Restricted Cash	$75,178	$106,453
Accounts Receivable, net	149,689	133,929
Inventories	173,513	152,677
Contract Assets	15,144	8,366
Property, Plant, and Equipment, net	174,182	140,504
Intangible Assets	289,695	159,286
Goodwill	478,035	392,084
Other Assets	100,596	82,366
	$1,456,032	$1,175,665
Liabilities and Stockholders' Equity
Accounts Payable	$54,415	$42,104
Debt Obligations	343,314	109,086
Other Borrowings	1,954	1,789
Other Liabilities	237,963	246,446
Total Liabilities	637,646	399,425
Stockholders' Equity	818,386	776,240
	$1,456,032	$1,175,665

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Kadant Reports Second Quarter 2024 Results
July 30, 2024

	Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Consolidated
Net Income Attributable to Kadant	$31,291	$29,734	$55,980	$57,809
Net Income Attributable to Noncontrolling Interests	283	212	579	396
Provision for Income Taxes	11,992	11,182	19,846	20,945
Interest Expense, Net	4,833	1,929	8,891	4,000
Other Expense, Net	2	21	32	42
Operating Income	48,401	43,078	85,328	83,192
Acquired Profit in Inventory Amortization (d)	529	—	2,860	—
Acquired Backlog Amortization (e)	695	—	1,494	—
Acquisition Costs	940	—	2,064	—
Indemnification Asset (Provision) Reversal, Net (f)	(66)	177	24	177
Other Costs	—	74	—	74
Adjusted Operating Income (a)	50,499	43,329	91,770	83,443
Depreciation and Amortization	11,296	8,237	22,236	16,683
Adjusted EBITDA (a)	$61,795	$51,566	$114,006	$100,126
Adjusted EBITDA Margin (a,g)	22.5%	21.0%	21.8%	21.1%

Flow Control
Operating Income	$23,530	$25,821	$45,240	$50,010
Acquired Profit in Inventory Amortization (d)	235	—	235	—
Acquired Backlog Amortization (e)	253	—	253	—
Acquisition Costs	566	—	566	—
Indemnification Asset (Provision) Reversal, Net (f)	(21)	—	181	—
Adjusted Operating Income (a)	24,563	25,821	46,475	50,010
Depreciation and Amortization	2,359	2,229	4,580	4,508
Adjusted EBITDA (a)	$26,922	$28,050	$51,055	$54,518
Adjusted EBITDA Margin (a,g)	29.2%	29.3%	28.5%	29.4%

Industrial Processing
Operating Income	$24,092	$16,978	$44,091	$32,945
Acquired Profit in Inventory Amortization (d)	294	—	1,585	—
Acquisition Costs	89	—	688	—
Indemnification Asset Provision (f)	(32)	—	(127)	—
Other Costs	—	74	—	74
Adjusted Operating Income (a)	24,443	17,052	46,237	33,019
Depreciation and Amortization	5,095	2,945	10,254	5,917
Adjusted EBITDA (a)	$29,538	$19,997	$56,491	$38,936
Adjusted EBITDA Margin (a,g)	25.7%	22.2%	25.6%	22.4%

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Kadant Reports Second Quarter 2024 Results
July 30, 2024

		Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)		June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Material Handling
	Operating Income	$11,188	$10,374	$16,729	$19,661
	Acquired Profit in Inventory Amortization (d)	—	—	1,040	—
	Acquired Backlog Amortization (e)	442	—	1,241	—
	Acquisition Costs	285	—	810	—
	Indemnification Asset (Provision) Reversal, Net (f)	(13)	177	(30)	177
	Adjusted Operating Income (a)	11,902	10,551	19,790	19,838
	Depreciation and Amortization	3,830	3,044	7,378	6,220
	Adjusted EBITDA (a)	$15,732	$13,595	$27,168	$26,058
	Adjusted EBITDA Margin (a,g)	23.2%	22.9%	21.9%	22.5%

Corporate
	Operating Loss	$(10,409)	$(10,095)	$(20,732)	$(19,424)
	Depreciation and Amortization	12	19	24	38
	EBITDA (a)	$(10,397)	$(10,076)	$(20,708)	$(19,386)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(d)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,500 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing

Kadant Reports Second Quarter 2024 Results
July 30, 2024

customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes to tax laws and regulations; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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